EXHIBIT 2.01

AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is made effective as of December 16, 2002 (the “Amendment Date”) by and among Concur Technologies, Inc., a Delaware corporation (“Concur”), Captura Software, Inc., a Delaware corporation (“Captura”), on behalf of itself and as successor in interest to Canoe Acquisition Corp., a Delaware corporation, formerly a wholly-owned subsidiary of Concur that pursuant to the Merger Agreement (as defined below) merged with and into Captura (“Merger Sub”), Fred Harman, as Representative (as defined in Section 2.4(c) of the Merger Agreement) (the “Representative”), and the undersigned entities who are the beneficial owners of the Escrow Fund (the “Stockholders”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

A.    Reference is made to that certain Agreement and Plan of Reorganization (the “Merger Agreement”) dated as of July 31, 2002, by and among Concur, Merger Sub, Captura and the Representative.

B.    Pursuant to Section 2.4(c), Article 11 and Article 12 of the Merger Agreement, the Representative has the power to authorize delivery to Acquirer of the Escrow Fund in satisfaction of claims by Acquirer and/or agree to, negotiate, enter into settlements and compromises of claims under Article 11 and Article 12 of the Merger Agreement in his judgment without the approval of the Company Stockholders. Pursuant thereto, the Representative has settled Concur’s claims against the Escrow Fund and forfeiture of the Hold Back Fund by agreeing to this Amendment.

C.    Pursuant to Section 13.6 of the Merger Agreement, after the Effective Time the Merger Agreement may be amended by Concur and the beneficial owners of a majority of the Escrow Fund.

D.    The parties hereto desire to amend the Merger Agreement as provided herein in order to effect a negotiated settlement between Concur and the Representative of matters arising under the Merger Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to such terms in the Merger Agreement.

AGREEMENT

NOW THEREFORE, pursuant to Section 13.6 of the Merger Agreement, Concur, Captura, Representative, and the undersigned Stockholders on behalf of all former stockholders of Captura, including all beneficial owners of the Escrow Fund, hereby agree as follows:

1.    Acquisition Consideration.    The parties hereby agree that, in resolution of all issues and claims with respect to the Stock Consideration, Cash Consideration, Hold Back Fund, Escrow Fund, and other matters related to the Merger Agreement: (i) in exchange for all of the capital stock of Captura, Concur shall issue 4,695,304 shares of Acquirer Common and no cash consideration; and (ii) except as set forth in clause (i) above, the Company Stockholders shall receive no other shares of Acquirer Common Stock nor any cash in connection with the Merger Agreement or the transactions contemplated thereunder.

2.    Amendments.    The parties hereby agree to amend the Merger Agreement as follows:

(i)    The term “Cash Consideration” (defined in Section 1.1 of the Merger Agreement) is amended as follows:

“Cash Consideration” means an amount of cash equal to $0.

(ii)    The term “Stock Consideration” (defined in Section 1.1 of the Merger Agreement) is amended as follows:

“Stock Consideration” means 4,695,304 shares of Acquirer Common Stock.

(iii)    The term “Retention Bonus Recapture Cash Amount” (defined in Section 1.1 of the Merger Agreement) is amended as follows:

“Retention Bonus Recapture Cash Amount” means an amount of cash equal to $0.

(iv)    The term “Hold Back Amount” (defined in Section 1.1 of the Merger Agreement) is amended as follows:

“Hold Back Amount” means zero (0) shares of Acquirer Common Stock.

(v)    Section 2.4(a) of the Merger Agreement is amended so that the phrase “ten percent (10%) of the Total Consideration” is replaced with the phrase “zero percent (0%) of the Total Consideration”.

(vi)    Section 6.5 of the Merger Agreement is amended and restated in its entirety as follows:

6.5	Retention Bonus Recapture. Intentionally omitted.

(vii)    Section 12.4 of the Merger Agreement is amended and restated in its entirety as follows:

12.4	Increase in Hold Back Fund. Intentionally omitted.

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This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CONCUR TECHNOLOGIES, INC.		CAPTURA SOFTWARE, INC.

By:	/s/ S. Steven Singh	By:	/s/ S. Steven Singh
Name:	S. Steven Singh	Name:	S. Steven Singh
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Representative

/s/ Fred Harman
Fred Harman

A.C.E. INVESTMENT PARTNERSHIP		ANSCHUTZ FAMILY INVESTMENT CO., LLC

By:		By:

Name:		Name:

Title:		Title:

BAS CAPITAL FUNDING CORPORATION		BROWN UNIVERSITY THIRD CENTURY FUND

By:		By:

Name:		Name:

Title:		Title:

This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DLJ CAPITAL CORP.		DLJ ESC II, L.P.
By DLJ LBO Plans Management Corp. Its General Partner

By:	/s/ Robert Finzi	By:	/s/ Robert Finzi
Name:	Robert Finzi	Name:	Robert Finzi
Title:	Managing Director	Title:	Attorney In Fact

EXCELSIOR PRIVATE EQUITY FUND II, INC.		EXCELSIOR PRIVATE EQUITY FUND II L.P., INC.

By:		By:

Name:		Name:

Title:		Title:

KECALP INC., AS NOMINEE FOR MERRILL LYNCH KECALP INTERNATIONAL L.P. 1997		KECALP INC.

By:		By:

Name:		Name:

Title:		Title:

This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MASTERCARD INTERNATIONAL INCORPORATED	TIM MCMULLEN

By:	By:

Name:	Name:

Title:	Title:

MERRILL LYNCH KECALP L.P. 1994	MERRILL LYNCH KECALP L.P. 1997

By:	By:

Name:	Name:

Title:	Title:

MERRILL LYNCH KECALP INTERNATIONAL L.P. 1997	NATIONAL INFORMATION ENTERPRISES, L.P. I

By:	By:

Name:	Name:

Title:	Title:

OAK INVESTMENT PARTNERS VII, L.P.		OAK VII AFFILIATE FUND, L.P.

By:	/s/ Fred Harman	By:	/s/ Fred Harman
Name:	Fred Harman	Name:	Fred Harman
Title:	General Partner	Title:	General Partner

This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RAPTOR GLOBAL PORTFOLIO LTD.		THE RAPTOR GLOBAL PORTFOLIO LTD.

By:		By:

Name:		Name:

Title:		Title:

SPROUT CAPITAL VIII, L.P. By DLJ Capital Corporation Its Managing General Partner		SPROUT VENTURE CAPITAL, L.P. By DLJ Capital Corporation Its General Partner

By:	/s/ Robert Finzi	By:	/s/ Robert Finzi
Name:	Robert Finzi	Name:	Robert Finzi
Title:	Managing Director	Title:	Managing Director

TCO/WB, LLC		TCW LEVERAGED INCOME TRUST II, L.P.

By:		By:

Name:		Name:

Title:		Title:

Title:		Title:

This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

TCW LEVERAGED INCOME TRUST, L.P.	TCW SHARED OPPORTUNITY FUND II, L.P.

By:	By:

Name:	Name:

Title:	Title:

TCW SHARED OPPORTUNITY FUND IIB, L.L.C.	TCW SHARED OPPORTUNITY FUND III, L.P.

By:	By:

Name:	Name:

Title:	Title:

TUDOR PRIVATE EQUITY FUND, L.P.	VOYAGER CAPITAL FUND I, L.P.

By:	By:

Name:	Name:

Title:	Title:

VOYAGER CAPITAL FOUNDERS FUND I, L.P.	WESTBRIDGE VENTURES, L.P.

By:	By:

Name:	Name:

Title:	Title: